                                                                   EXHIBIT 10.18

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E

                                                                  EXECUTION COPY

                                  $177,500,000

                              FACILITIES AGREEMENT

                                dated 24 may 2002

                                       for

                            BATTERIES FUNDING LIMITED

                                   as Borrower

                                   arranged by

                          CITIBANK, N.A., LONDON BRANCH

                                      with

                          CITIBANK, N.A., LONDON BRANCH

                                 acting as Agent

           ----------------------------------------------------------

                     TERM AND REVOLVING FACILITIES AGREEMENT

           ----------------------------------------------------------

                                    CONTENTS

Clause                                                                        Page
1.    Definitions And Interpretation .........................................   1

2.    The Facilities .........................................................  13

3.    Purpose ................................................................  13

4.    Conditions Of Utilisation ..............................................  13

5.    Utilisation ............................................................  15

6.    Repayment ..............................................................  17

7.    Prepayment .............................................................  17

8.    Interest ...............................................................  19

9.    Interest Periods .......................................................  20

10.   Changes To The Calculation Of Interest .................................  20

11.   Fees ...................................................................  21

12.   Tax Gross Up  And Indemnities ..........................................  23

13.   Increased Costs ........................................................  26

14.   Other Indemnities ......................................................  27

15.   Costs And Expenses .....................................................  28

16.   Representations ........................................................  30

17.   Information Undertakings ...............................................  32

18.   General Undertakings ...................................................  33

19.   Events Of Default ......................................................  35

20.   Changes To The Lenders .................................................  37

21.   Changes To The Borrower ................................................  39

22.   Role Of The Agent And The Arranger .....................................  40

23.   Conduct Of Business By The Finance Parties .............................  48

24.   Sharing Among The Finance Parties ......................................  48

25.   Payment Mechanics ......................................................  50

26.   Set-Off ................................................................  52

27.   Notices ................................................................  52

28.   Calculations And Certificates ..........................................  54

29.   Partial Invalidity .....................................................  54

30.   Remedies And Waivers ...................................................  54

31.   Amendments And Waivers .................................................  55

32.   Counterparts ...........................................................  55

33.   Limited Recourse And No Petition .......................................  56

34.   Governing Law ..........................................................  57

35.   Enforcement ............................................................  57

Schedule 1    The Original Parties ...........................................  58
     Part I  The Borrower ....................................................  58
     Part II The Original Lenders ............................................  59

Schedule 2    Conditions Precedent ...........................................  60

Schedule 3    Requests .......................................................  62

Schedule 4    Mandatory Cost Formulae ........................................  63

Schedule 5    Form Of Transfer Certificates ..................................  65
     Part I ..................................................................  65
     Part II  Lma Transfer Certificate (Par) .................................  66

Schedule 6    Lma Form Of Confidentiality Undertaking ........................  70

Schedule 7    Timetables .....................................................  75

Schedule 8 Application Of Payments ...........................................  76

Signatures ...................................................................  78

THIS AGREEMENT is dated 24 May 2002 and made between:

(1)  BATTERIES FUNDING LIMITED (the "Borrower");

(2)  CITIBANK, N.A., LONDON BRANCH (the "Arranger");

(3) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders"); and

(4) CITIBANK, N.A., LONDON BRANCH as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

                                    SECTION 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

     "Administration Agreement" means the administration agreement dated on or about the date hereof between the Borrower and the Administrator.

     "Administrator" means AIB International Financial Services Limited as administrator of the Borrower pursuant to the Administration Agreement;

     "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "Availability Period" means in relation to Facility A or Facility B, the period from and including the date of this Agreement to and including the Termination Date.

     "Available Commitment" means a Lender's Commitment minus:

     (a)  the amount of its participation in any outstanding Loans; and

     (b) in relation to any proposed Utilisation (and without duplication of paragraph (a)), the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than, that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Facility" means:

     (a) in relation to Facility A, the lesser of (i) the aggregate for the time being of each Lender's Available Commitment under Facility A and
          (ii) the applicable Borrowing Base on such date; and

     (b) in relation to Facility B, the lesser of (i) the aggregate for the time being of each Lender's Available Commitment under Facility B less the aggregate for the time being of each Lender's Available Commitment under Facility A and (ii) the applicable Borrowing Base on such date.

     "Borrowing Base" means, on each Settlement Date, the outstanding balance of Eligible Receivables in existence as of (but excluding) the Reference Date immediately preceding such Settlement Date (aggregated among all Origination Agreements) less the aggregate of the applicable Reserves (as aggregated among all Origination Agreements) on such Settlement Date.

     "Break Costs" means the amount (if any) by which:

     (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, London, Dublin, Paris, Frankfurt am Main, Milan and Madrid and which is a TARGET Day.

     "Charged Assets" means the assets of the Borrower which are subject to the Deed of Charge.

     "Commitment" means a Facility A Commitment or a Facility B Commitment.

     "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 6 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

     "Currency Exchange Agreement" means the spot currency agreement and the forward currency agreement to be entered into on or prior to the first Utilisation Date by the Buyer and a counterparty rated at least A-1 and P-1 or its equivalent by the Rating Agencies (the "Swap Counterparty") to exchange, respectively, the amount in dollars received by the Buyer under this Agreement into the currencies of the denomination of the Receivables acquired by the Buyer under all Origination Agreements to which it is a party and the currencies of the amount of collections payable to the Buyer under all Origination Agreements to which it is a party into dollars.

     "Deed of Charge" means the deed of charge dated on or about the date hereof between the Borrower and the Security Trustee.

     "Default" means an Event of Default or any event or circumstance specified in Clause 19 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "Event of Default" means any event or circumstance specified as such in Clause 19 (Events of Default).

     "Exide Europe" means Exide Holding Europe, a French societe anonyme.

     "Exide Europe Group" means Exide Europe and all of its Subsidiaries.

     "Exide Group" means Exide Technologies and all of its Subsidiaries.

     "Exide Technologies" means Exide Technologies, a Delaware corporation;

     "Facility" means Facility A or Facility B.

     "Facility A" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

     "Facility A Commitment" means:

     (a) in relation to an Original Lender, the amount set opposite its name under the heading "Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under and in accordance with this Agreement,

     to the extent not cancelled, reduced or transferred by it under and in accordance with this Agreement.

     "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

     "Facility B" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

     "Facility B Commitment" means:

     (a) in relation to an Original Lender, the amount set opposite its name under the heading "Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

     "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "Fee Letter" means any letter or letters dated on or about the date of this Agreement between Citibank, N.A. and Exide Europe.

     "Final Repayment Date" means 15 June 2004.

     "Finance Document" means this Agreement, the Deed of Charge and any other document designated as such by the Agent and the Borrower.

     "Finance Party" means the Agent, the Arranger or a Lender.

     "GAAP" means generally accepted accounting principles in the Republic of Ireland.

     "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "Information Memorandum" means the document in the form approved by Exide Europe concerning the Exide Europe Group which, at Exide Europe's request and on its behalf, was prepared in relation to this transaction and distributed by the Arranger to selected financial institutions before the date of this Agreement.

     "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

     "Lender" means:

     (a)  any Original Lender; and

     (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 20 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "Letter of Undertaking" means the performance letter of undertaking issued on the date hereof by Exide Europe.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for dollars or for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in dollars and for a period comparable to the Interest Period for that Loan.

     "Loan" means a Facility A Loan or a Facility B Loan.

     "LMA" means the Loan Market Association.

     "Majority Lenders" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 50% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 50% of all the Loans then outstanding

     Provided that, for the purposes of this definition, if a Lender has entered into a Sub-Participation Agreement(s), it shall be entitled to vote such part or parts of its Commitments or participations in the Loans then outstanding subject to such Sub-Participation Agreement(s) separately, in accordance with such directions given by the relevant Sub-Participant and be treated as a separate Lender for the purposes of each amount voted.

     "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

     "Margin" means 3.75 per cent. per annum.

     "Market Disruption Event" shall have the meaning specified in Clause
     10.2(b).

     "Material Adverse Effect" means a material adverse effect on:

     (a) the business, condition (financial or otherwise), operations or prospects of the Borrower;

     (b) the ability of the Borrower to perform its obligations under the Transaction Documents; or

     (c) the validity or enforceability of the Transaction Documents or the rights or remedies of any Finance Party under the Finance Documents.

     "Origination Agreements" means as of any time each agreement pursuant to which a member of the Exide Group sells trade receivables originated in the ordinary course of business of such member company and which has been designated from time to time as such by the Agent. Until and unless a designation has been made by the Agent to the contrary, the Origination Agreements shall consist of (i) for the United Kingdom, the Receivables Securitisation Deed dated as of the date hereof between CMP Batteries Limited, Deta UK Limited, Fulmen (U.K.) Limited, Exide (Dagenham) Limited (together with any additional member of the Exide Europe Group acceding to the Receivables Sale Agreement after the date hereof, the "UK Originators"), Exide Europe, the Borrower and the Agent, (ii) for France,
     (a) the Receivables Subrogation Agreement dated 6 June 1997 (as amended on the date hereof) between Compagnie Europeenne d'Accumulateurs S.A.S. (together with any additional member of the Exide Europe Group acceding to the Receivables Subrogation Agreement after the date hereof, the "French Originators"), Exide Europe Funding Ltd. ("Exide Funding"), Exide Europe and the Agent and (b) the Onward Receivables Sale Agreement dated as of the date hereof between Exide Funding, the Borrower and the Agent, (iii) for Spain, the Receivables Sale Agreement dated as of the date hereof between Sociedad Espanola del Acumulador Tudor, S.A., Fulmen Iberica S.L. (together with any additional member of the Exide Europe Group acceding to the Receivables Sale Agreement after the date hereof, the "Spanish Originators"), Exide Europe, the Borrower and the Agent, (iv) for Italy,
     (a) the Receivables Purchase Agreement dated 3 June 1997 (as amended on the date hereof) between Exide Italia S.r.l (together with any additional member of the Exide Europe Group acceding to the Receivables Sale Agreement after the date hereof, the "Italian Originators"), Exide Europe, Archimede Securitisation s.r.l. ("Archimede") and the Agent, and (b) the Onward Sale Agreement dated as of the date hereof between Archimede Securitisation s.r.l., the Borrower and the Agent, and (v) for Germany, the German Receivables Sale Agreement dated as of the date hereof between Exide Automotive Batterie GmbH, Deutsche Exide GmbH and Deutsche Exide Standby GmbH (together with any additional member of the Exide Europe Group acceding to the Receivables Sale Agreement after the date hereof, the "German Originators"), Exide Europe, the Borrower and the Agent.

     "Origination Documents" means the Origination Agreements and the Letter of Undertaking.

     "Originators" means the UK Originators, the French Originators, the Spanish Originators, the Italian Originators, the German Originators and any other member of the Exide Group which is a party as a "Seller" to an Origination Agreement designated as such by the Agent following the date hereof and "Originator" means any of them.

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

     "Party" means a party to this Agreement.

     "Qualified Majority Lenders" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding,

     Provided that, for the purposes of this definition, if a Lender has entered into a Sub-Participation Agreement(s), it shall be entitled to vote such part or parts of its Commitments or participations in the Loans then outstanding subject to such Sub-Participation Agreement(s) separately, in accordance with such directions given by the relevant Sub-Participant and be treated as a separate Lender for the purposes of each amount voted.

     "Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the London interbank market for dollars, in which case the Quotation Day for dollars will be determined by the Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

     "Rating Agencies" means Standard & Poor's Ratings Group, a division of the McGraw Hill Companies Inc. and Moody's Investors Service, Inc.

     "Receivable" means the indebtedness owed or which will become owed by identified debtors under a contract arising from a sale or contract of sale of merchandise or provision or contract of provision of services by an Originator and representing part or all of the sale price of such merchandise or services and includes the right to payment of any interest or finance charges and other obligations of such debtor with respect thereto.

     "Reference Banks" means the principal London offices of Citibank, N.A., Barclays Bank PLC and The Royal Bank of Scotland plc or such other banks as may be appointed by the Agent.

     "Repeating Representations" means each of the representations set out in Clause 16 (Representations).

     "Rollover Loan" means one or more Facility B Loans:

     (a) made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Facility B Loan; and

     (c) made or to be made for the purpose of refinancing a maturing Facility B Loan.

     "Screen Rate" means the British Bankers' Association Interest Settlement Rate for dollars and the Interest Period displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

     "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "Security Trustee" means Citibank, N.A., London branch or any permitted successors or assigns.

     "Settlement Date" means initially, the first Utilisation Date and, thereafter, each Thursday (or such other day as may from time to time be agreed between the Agent and the Originators under the Origination Agreements) provided that in relation to a Thursday falling in a Specified Bank Holiday Period, the Settlement Date shall be the Thursday immediately succeeding such Thursday and provided further that if any such day is not a Business Day, the Settlement Date shall be the next succeeding Business Day.

     "Special Qualified Majority Lenders" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 75% of all the Loans then outstanding,

     Provided that, for the purposes of this definition, if a Lender has entered into a Sub-Participation Agreement(s), it shall be entitled to vote such part or parts of its Commitments or participations in the Loans then outstanding subject to such Sub-Participation Agreement(s) separately, in accordance with such directions given by the relevant Sub-Participant and be treated as a separate Lender for the purposes of each amount voted.

     "Specified Bank Holiday Period" means the relevant calendar week:

     (a)  in which the 25/th/ of December falls;

     (b)  in which Easter falls; and

     (c)  in which the 15/th/ of August falls.

     "Specified Time" means a time determined in accordance with Schedule 7 (Timetables).

     "Sub-Participant" means any bank, financial institution, trust, fund or other entity which has entered into a Sub-Participation Agreement.

     "Sub-Participation Agreement" means any agreement between a Lender and a Sub-Participant under which the Sub-Participant agrees to fund all or part of that Lender's obligations under this Agreement.

     "Subsidiary" means, in relation to any company or corporation, a company or corporation:

     (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

     (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

     (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

     and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Taxes Act" means the Income and Corporation Taxes Act 1988.

     "Termination Date" means the earlier of (i) 15 February 2004 and (ii) the US DIP Facility Termination Date.

     "Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $177,500,000 at the date of this Agreement.

     "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being $110,000,000 at the date of this Agreement.

     "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being $67,500,000 at the date of this Agreement.

     "Transaction Documents" means the Finance Documents and the Origination Documents.

     "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

     "US DIP Facility Agreement" means the $250,000,000 secured super priority debtor-in-possession credit agreement entered into on 15 April 2002 between, inter alios, Exide Technologies and certain of its Subsidiaries as debtors and debtors-in-possession, Citicorp USA, Inc. as Administrative Agent, Collateral Monitoring Agent and Arranger, Salomon Smith Barney Inc. as Sole Book Manager and Lead Arranger and the lenders and issuers from time to time party thereto.

     "US DIP Facility Termination Date" means has the meaning given to "Scheduled Termination Date" in the US DIP Facility Agreement.

     "Utilisation" means a utilisation of Facility A or Facility B.

     "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "Utilisation Request" means a notice substantially in the form set out in
     Schedule 3 (Requests).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2  Construction

     (a) Unless a contrary indication appears any reference in this Agreement to:

          (i) the "Agent", the "Arranger", any "Finance Party", any "Lender", the "Borrower" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

          (ii) "assets" includes present and future properties, revenues and rights of every description;

          (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

          (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (v) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

          (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (vii) a provision of law is a reference to that provision as amended or re-enacted; and

          (viii) a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) Any term used in this Agreement and which is not defined herein has the meaning ascribed to that term in the Origination Documents.

     (e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3  Currency Symbols and Definitions

     "$" and "dollars" denotes lawful currency of the United States of America and "EUR" and "euro" means the single currency unit of the Participating Member States.

1.4  Third party rights

     A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                    SECTION 2
                                  THE FACILITY

2.   THE FACILITIES

2.1  The Facilities

     Subject to the terms of this Agreement, the Lenders make available to the
     Borrower:

     (a) a dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments (Facility A); and

     (b) a dollar revolving loan facility in an aggregate amount equal to the Total Facility B Commitments (Facility B).

2.2  Finance Parties' rights and obligations

     (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

     (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

     (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.   PURPOSE

3.1  Purpose

     The Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards funding the purchase of Receivables originated by the Originators pursuant to the terms and subject to the conditions of the Origination Agreements to which the Borrower is a party.

3.2  Monitoring

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  Initial conditions precedent

     The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2  Further conditions precedent

     (a) The Borrower may not deliver a Utilisation Request under Facility B if:

          (i) on the date of such Utilisation Request, a Utilisation Request has not been delivered for a Facility A Loan (1) in an aggregate amount equal to the Total Facility A Commitments or (2) in an amount which, when aggregated with any outstanding Facility A Loan, is equal to the Total Facility A Commitments; or

          (ii) on the proposed Utilisation Date, the aggregate amount of Facility A Loans is less than the Total Facility A Commitments.

     (b) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

          (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan; and

          (ii) in the case of any other Loan, no (1) Default is continuing or would result from the proposed Loan and (2) no Programme Amortisation Event is continuing or would result from the proposed Loan; and

          (iii) the Repeating Representations to be made by the Borrower are true in all material respects.

                                    SECTION 3

                                   UTILISATION

5.   UTILISATION

5.1  Delivery of a Utilisation Request

     The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  Completion of a Utilisation Request

     (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (i)   it identifies the Facility to be utilised;

          (ii) the proposed Utilisation Date is a Business Day within the Availability Period;

          (iii) the currency and amount of the Utilisation comply with Clause
                5.3 (Currency and amount);

          (iv) the proposed Interest Period complies with Clause 9 (Interest Periods); and

          (v) it identifies the Origination Agreement in respect of which the Utilisation is to be made.

     (b)  Only one Loan may be requested in each Utilisation Request.

5.3  Currency and amount

     (a)  The currency specified in a Utilisation Request must be dollars;

     (b)  The amount of the proposed Loan must be:

          (i) in relation to Facility A, for the first Utilisation Date, the amount of the Total Facility A Commitments and, thereafter, if a Facility A Loan is subject to mandatory prepayment pursuant to Clause 7.2, any amount that is less than or equal to the Available Facility for Facility A; or

          (ii) in relation to Facility B, any amount that is less than or equal to the Available Facility for Facility B.

5.4  Lenders' participation

     (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

     (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

     (c) The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

                                    SECTION 4

                            REPAYMENT AND PREPAYMENT

6.   REPAYMENT

6.1  Repayment of Facility A Loans

     The Borrower shall repay the Facility A Loans made to it in full on the Final Repayment Date.

6.2  REPAYMENT OF FACILITY B LOANS

     The Borrower shall:

     (a) subject to paragraph (b) below, repay each Facility B Loan on the last day of its Interest Period; and

     (b) with respect to any Facility B Loan which is outstanding on the Termination Date, repay such Facility B Loan on the Final Repayment Date.

7.   PREPAYMENT

7.1  Illegality

     If, at any time, it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Borrower in writing, the Commitment of that Lender will be immediately cancelled; and

     (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the relevant Interest Period falling not earlier than 10 Business Days following receipt by the Borrower of the written notice specified in paragraph (b),

     Provided, however that this Clause 7.1 shall also apply in respect of any similar event occurring in respect of any Sub-Participant of the relevant Lender in which case the cancellation of the Commitment of the participating Lender shall be in respect of such portion of the Commitment participated by the relevant Lender to such Sub-Participant and the repayment of such Lender's participation in the Loans shall be in respect of such portion of its participation in the Loans participated to such Sub-Participant.

7.2  Mandatory Prepayment of Facility A Loans prior to Termination Date

     If, on any Settlement Date falling prior to the Termination Date, the aggregate amount of Facility A Loans is in excess of the Programme Capital on such date, the Borrower shall, on such Settlement Date, prepay such part of the Facility A Loans as is equal to such excess.

7.3 Mandatory Prepayment of Facility B Loans on and prior to Termination Date If, on any Settlement Date falling on or prior to the Termination Date, the aggregate amount of the Facility B Loans is in excess of an amount equal to Programme Capital less the aggregate amount of the Facility A Loans on such date, the Borrower shall, on such Settlement Date, prepay such part of the Facility B Loans as is equal to such excess.

7.4 Mandatory Prepayment of Facility A Loans and Facility B Loans after Termination Date

     If, on any Settlement Date falling after the Termination Date, the aggregate amount of the Facility A Loans and the Facility B Loans is in excess of an amount equal to Programme Capital on such date, the Borrower shall, on such Settlement Date, prepay on a pari passu basis and pro rata to the Facility A Loans and the Facility B Loans, such part of the Facility A Loans and the Facility B Loans as is equal in aggregate to such excess.

7.5  Restrictions

     (a) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (b) Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

     (c) The Borrower shall not repay or prepay all or any part of the Loans except at the times and in the manner expressly provided for in this Agreement.

     (d) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

                                    SECTION 5

                              COSTS OF UTILISATION

8.   INTEREST

8.1  Calculation of interest

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR; and

     (c)  Mandatory Cost, if any.

8.2  Payment of interest

     On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates.

8.3  Default interest

     (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below is 2 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

     (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

          (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

          (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

     (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4  Notification of rates of interest

     The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.   INTEREST PERIODS

9.1  Interest Periods for Facility A Loans

     Each Facility A Loan shall be divided into successive Interest Periods, with the first Interest Period commencing on (and including) its Utilisation Date and ending on (but excluding) the following fourth Settlement Date and, thereafter, each period commencing on (and including) the day following the last day of the immediately preceding Interest Period and ending on (but excluding) the following fourth Settlement Date provided that no Interest Period shall extend beyond the Final Repayment Date.

9.2  Interest Period for Facility B Loans

     (a) Subject to paragraph (b) below, the Interest Period in respect of each Facility B Loan will be the period commencing on its Utilisation Date and ending on (but excluding) the following Settlement Date; and

     (b) in respect of any Facility B Loan which is outstanding on the Termination Date, initially the Interest Period set out in paragraph
          (a) above and thereafter each period commencing on (and including) the day following the first day of the immediately preceding Interest Period and ending on (but excluding) the following Settlement Date provided that no Interest Period shall extend beyond the Final Repayment Date.

9.3  Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next succeeding Business Day.

10.  CHANGES TO THE CALCULATION OF INTEREST

10.1 Absence of quotations

     Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 Market disruption

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

          (i)  the Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

          (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

     (b)  In this Agreement "Market Disruption Event" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the Interest Period; or

          (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

10.3 Alternative basis of interest or funding

     (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4 Break Costs

     (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.  FEES

11.1 Upfront Commitment Fee

     The Borrower shall pay to the Agent (for the account of each Lender) on the first Utilisation Date a fee in dollars of:

     (a) in relation to Lenders which are not lenders under the DIP Facility Agreement, 2 per cent. of the aggregate Commitments of such Lenders; and

     (b) in relation to Lenders which are lenders under the DIP Facility Agreement, 2.50 per cent. of the aggregate Commitments of such Lenders.

11.2 Ongoing Commitment fee

     (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in dollars computed at the rate of 0.75 per cent. per annum on:

          (i) that Lender's Available Commitment under Facility A for the Availability Period;

          (ii) that Lender's Available Commitment under Facility B for the Availability Period.

     (b) The accrued commitment fee is payable on the last day of each relevant Interest Period which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Available Commitment at the time the cancellation is effective.

11.3 Structuring fee

     Exide Europe has agreed to pay to the Arranger no later than on the first Utilisation Date a structuring fee in the amount agreed in the Fees Letter.

11.4 Agency fee

     The Borrower shall pay or cause to be paid to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Fees Letter.

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

12.  TAX GROSS UP AND INDEMNITIES

12.1 Definitions

     (a)  In this Agreement:

          "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

          "Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

          (i) a financial institution which is licensed, pursuant to Section 9 of the Central Bank Act, 1971 to carry on banking business in Ireland and whose facility office is located in Ireland and who is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Taxes Consolidation Act, 1997; or

          (ii) an entity which is an authorised credit institution under the terms of the Second European Union Banking Directive and has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and such financial institution is recognised by the Revenue Commissioners of Ireland as carrying on a bona fide banking business in Ireland for the purposes of Section 246(3) of the Taxes Consolidation Act, 1997 of Ireland and has its facility office located in Ireland; or

          (iii) a company (within the meaning of Section 4 of the Taxes Consolidation Act, 1997) resident in a country with which Ireland has a double taxation treaty (a "Treaty") or resident in a member state of the European Union (other than Ireland) provided such company does not provide its commitment through a branch in Ireland; or

          (iv) a person in respect of which an authorisation granted by the Revenue Commissioners of Ireland is subsisting entitling the Borrower to pay to such Lender interest without deduction of income tax, by virtue of an applicable double taxation treaty between Ireland and the country in which such Lender is resident for the purposes of such treaty, where such double taxation treaty specifies that no withholding tax is to be made on payments of interest.

          "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

          "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document. "Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause
          12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

12.2 Tax gross-up

     (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

     (c) Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) The Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by Ireland from a payment of interest on a Loan, if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority.

     (e) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) evidencing to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3 Tax indemnity

     (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.


     (b)  Paragraph (a) above shall not apply:

          (i)  with respect to any Tax assessed on a Finance Party:

               (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

               (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

               if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

          (ii) to the extent a loss, liability or cost:

               (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

               (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

     (c)  A Protected Party making, or intending to make a claim under paragraph
          (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

     (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4 Tax Credit

     If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis, the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5   Stamp taxes

       The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6   Value added tax

       (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

       (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

13.    INCREASED COSTS

13.1   Increased costs

       (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement provided that any reference in this Clause 13.1 to a Finance Party shall include a Sub-Participant in respect of Increased Costs incurred by it in relation to its obligations under the relevant Sub-Participation Agreement and provided further that any claim for Increased Costs of a Sub-Participant shall be made via the relevant participating Lender.

       (b)  In this Agreement "Increased Costs" means:

            (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; or

            (ii)   an additional or increased cost; or

            (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2  Increased cost claims

      (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

      (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and cause of its Increased Costs.

13.3  Exceptions

      (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

          (i) attributable to a Tax Deduction required by law to be made by the Borrower;

          (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

          (iii) compensated for by the payment of the Mandatory Cost; or

          (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

      (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.   OTHER INDEMNITIES

14.1  Currency indemnity

      (a) If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

          (i)   making or filing a claim or proof against the Borrower; or

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

          the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

       (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2   Other indemnities

       The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

       (a)  the occurrence of any Event of Default;

       (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 24 (Sharing among the Finance Parties); or

       (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone).

14.3   Indemnity to the Agent

       The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

       (a)  investigating any event which it reasonably believes is a Default;
            or

       (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.    COSTS AND EXPENSES

15.1   Transaction expenses

       The Borrower shall pay or cause the Originators to pay promptly on demand to the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

       (a)  this Agreement; and

       (b) any other Finance Documents executed on or after the date of this Agreement.

15.2   Amendment costs

       If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 25.9 (Change of currency), the Borrower shall, within three Business Days of demand, pay or cause the Originators to reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

15.3   Enforcement costs

       The Borrower shall, within three Business Days of demand, pay or cause the Originators to pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.   REPRESENTATIONS

      The Borrower makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement.

16.1  Status

      (a) It is a limited liability company, duly incorporated and validly existing under the law of Ireland.

      (b) It has the power to own its assets and carry on its business as it is being conducted.

16.2  Binding obligations

      The obligations expressed to be assumed by it in each Transaction Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

16.3  Non-conflict with other obligations

      The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

      (a)  any law or regulation applicable to it;

      (b)  its constitutional documents; or

      (c)  any agreement or instrument binding upon it or any of its assets.

16.4  Power and authority

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

16.5  Validity and admissibility in evidence

      All Authorisations required or desirable:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party; and

      (b) to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect.

16.6  Governing law and enforcement

      (a) The choice of English law as the governing law of the Finance Documents (other than the Deed of Charge) will be recognised and enforced in its jurisdiction of incorporation and the choice of Irish law as the governing law of the Deed of Charge will be recognised and enforced in its jurisdiction of incorporation.

      (b) Any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation.

16.7  Deduction of Tax

      Subject to the qualifications set out in the legal opinions, it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.8  No filing or stamp taxes

      Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except (i) that nominal stamp duty may be payable in Ireland in the event that the original documents are executed in or later brought within the jurisdiction, and
      (ii) that prescribed particulars of the Deed of Charge are required to be submitted to the Registrar of Companies in Ireland together with the Form C1.

16.9  No default

      (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

      (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.10 Pari passu ranking

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.11 No proceedings pending or threatened

      No litigation, arbitration, investigation or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

16.12 Taxation

      (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

      (b) It is not materially overdue in the filing of any Tax returns.

      (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

16.13 Solvency

      (a) The Borrower is able and has not admitted inability to pay its debts as they fall due and has not suspended making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) The value of the assets of the Borrower is not less than the liabilities of the Borrower (taking into account contingent and prospective liabilities).

      (c) A moratorium has not been declared in respect of any of the indebtedness of the Borrower.

16.14 No Security

      The Borrower has not created any Security over its assets other than the Security created pursuant to the Deed of Charge.

16.15 Repetition

      The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

17.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1  Financial statements

      The Borrower shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 90 days after the end of each of its financial years its audited financial statements for that financial year.

17.2  Requirements as to financial statements

      (a) Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

      (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using GAAP.

17.3  Financial Information in respect of Exide Europe and Originators

      The Borrower shall supply to the Agent in sufficient copies for all the Lenders any financial information received by the Borrower under the Origination Documents in relation to Exide Europe and each Originator as soon as practicable after the same is received by the Borrower.

17.4  Notification of default

      (a) The Borrower shall notify the Agent of any Default and any Early Amortisation Event under any Origination Document and the steps, if any, being taken to remedy it promptly upon becoming aware of its occurrence.

      (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1  Authorisations

      The Borrower shall promptly:

      (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (b) supply certified copies to the Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

18.2  Compliance with laws

      The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

18.3  Negative pledge

      The Borrower shall not create or permit to subsist any Security over any of its assets other than any Security created pursuant to the Deed of Charge.

18.4  Disposals

      The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset otherwise than as contemplated under the Transaction Documents.

18.5  Merger

      The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

18.6  Restrictions on Activities

      The Borrower shall not, unless otherwise agreed by the Agent:

      (a) engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that the Borrower will engage;

      (b) have any Subsidiaries, employees or premises (other than any premises at its head office in Dublin); and (c) open any account (without the consent of the Agent) other than the accounts expressed to be opened under the Transaction Documents.

18.7  Taxation

      The Borrower shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and
      (iii) payment can be lawfully withheld).

18.8  Dividends

      Except to the extent required by applicable laws, the Borrower shall not pay, make or declare any dividend or other distribution in respect of any financial year.

18.9  Exercise of rights under Origination Documents

      The Borrower undertakes to the Finance Parties that it shall:

      (a) make or cause requests or demands to be made for the payment of amounts owing to it under the Origination Documents; and

      (b) take or cause to be taken such actions and exercise or cause to be exercised such rights under the Origination Documents as permitted by applicable laws and the terms of the Origination Documents in accordance with the directions of the Operating Agent.

18.10 Priority of Payments

      The Borrower undertakes to the Finance Parties that it shall, prior to its receiving a notice pursuant to Clause 19.11, pay all amounts received by it under the Origination Documents to which it is a party in the order of priority referred to in Schedule 8.

18.11 Qualifying Company

      The Borrower shall take all steps to ensure that it is and continues to be a qualifying company as defined in, and for the purpose of, Section 110 of the Irish Taxes Consolidation Act.

19.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 19 is an Event of Default.

19.1  Non-payment

      The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

      (a) its failure to pay is caused by administrative or technical error; and

      (b) payment is made within 5 Business Days of its due date.

19.2  Other obligations

      The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.1 (Non-payment)) unless such failure to comply is capable of remedy and is remedied within 5 Business Days.

19.3  Misrepresentation

      Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

19.4  Insolvency

      (a) The Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

      (c) A moratorium is declared in respect of any indebtedness of the Borrower.

19.5  Insolvency proceedings

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

      (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examination or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

      (b) a composition, assignment or arrangement with any creditor of the Borrower; or

      (c) the appointment of a liquidator, receiver, administrator, administrative receiver, examiner, compulsory manager or other similar officer in respect of the Borrower or any of its assets, or any analogous procedure or step is taken in any jurisdiction.

19.6  Creditors' process

      Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower.

19.7  Unlawfulness

      It is or becomes unlawful for the Borrower to perform any of its obligations under the Transaction Documents.

19.8  Repudiation

      The Borrower repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document.


19.9  Material adverse change

      Any event or circumstance occurs which the Majority Lenders reasonably believe might have a material adverse effect on the ability of the Borrower to perform or comply with its obligations under the Transaction Documents.

19.10 Failure to comply with Final Judgment

      The Borrower fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction.

19.11 Acceleration

      (a) On and at any time after the occurrence of an Event of Default or a Programme Amortisation Event (which has not been waived) the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

          (i) cancel the Total Commitments whereupon they shall immediately be cancelled;

          (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

          (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

      (b) In the event that a notice is given pursuant to paragraph (a) above as result of the occurrence of an Event of Default, the Agent may, and shall if so instructed by the Majority Lenders, instruct the Security Trustee to enforce the Security constituted pursuant to the Deed of Charge.

                                    SECTION 8

                               CHANGES TO PARTIES

20.   CHANGES TO THE LENDERS

20.1  Assignments and transfers by the Lenders
      Subject to this Clause 20, a Lender (the "Existing Lender") may:

      (a)  assign any of its rights; or

      (b)  transfer by novation any of its rights and obligations,

      to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

20.2  Conditions of assignment or transfer
      (a) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      (b)  A transfer will only be effective if the procedure set out in Clause
           20.5 (Procedure for transfer) is complied with.

20.3  Assignment or transfer fee
      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee to be agreed under a separate letter.

20.4  Limitation of responsibility of Existing Lenders
      (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

           (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

           (ii) the financial condition of the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any of their Affiliates;

           (iii) the performance and observance by the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any of their Affiliates of their obligations under the Transaction Documents or any other documents; or

           (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

           and any representations or warranties implied by law are excluded.

      (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies, any of their Affiliates and the Exide Group in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies, any of their Affiliates and the Exide Group related entities whilst any amount is or may be outstanding under the Transaction Documents or any Commitment is in force.

      (c) Nothing in any Finance Document obliges an Existing Lender to:

          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 20; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower, Archimede, any Originator, Exide Funding, Exide Europe or Exide Technologies of its obligations under the Transaction Documents or otherwise.

20.5  Procedure for transfer
      (a) Subject to the conditions set out in Clause 20.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

      (b) On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

          (ii) each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

          (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

          (iv)  the New Lender shall become a Party as a "Lender".

20.6  Disclosure of information
      Any Lender may disclose to any of its Affiliates and any other person:

      (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

      (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      any information about the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies, the Transaction Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

21.   CHANGES TO THE BORROWER

      The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Transaction Documents (other than the rights assigned under the Deed of Charge).

                                    SECTION 9

                               THE FINANCE PARTIES

22.   ROLE OF THE AGENT AND THE ARRANGER

22.1  Appointment of the Agent
      (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

      (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

22.2  Duties of the Agent
      (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      (b) The Agent shall not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

      (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

      (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

      (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

22.3  Role of Agent under the Origination Documents
      (a) Each of the Lenders acknowledges and agrees that the Agent is acting as "Operating Agent" under the Origination Documents.

      (b) The Agent, in its capacity as Operating Agent, agrees and acknowledges that, in acting as Operating Agent under the Origination Documents, it shall take such actions and exercise such rights as permitted by applicable laws and the terms of the Origination Documents as it deems necessary or desirable in order to protect the interests of the Lenders under the Finance Documents.

      (c) Subject to paragraphs (i) to (iv) below, each of the Lenders agrees and acknowledges that the Agent in its capacity as Operating Agent reserves the right, in its sole discretion, to exercise any rights and remedies under the Origination Documents or pursuant to applicable law, and also to agree to any amendment, modification or waiver of any Origination Document or any instrument or document delivered pursuant thereto. Notwithstanding the foregoing, the Agent, acting as the Operating Agent, agrees that it shall not:

      (i)   without the prior written consent of each Lender:

                (1) agree to any amendment of the definition of "Eligible
                    Receivable" or "Defaulted Receivable" or increase the then-existing Concentration Limit;

                (2) amend, modify or waive any provision of any Origination
                    Document in any way which would (1) reduce the amount of Capital, Yield or (to the extent of such fees are for the account of the Lenders) any fees that is payable on account of any Purchased Receivable or delay any scheduled date for payment thereof or (2) increase the Facility Limit;

                (3) reduce fees or other amounts payable under the Origination
                    Documents which relate to payments to the Lenders or delay any scheduled date for payment thereof;

                (4) release Exide Europe from any of its obligations under the
                    Letter of Undertaking;

                (5) amend the definition of "Termination Date"; or

                (6) amend the definition of Early Amortisation Event (other than those amendments set out in paragraph (iv) below).

      (ii) without the prior written consent of the Special Qualified Majority Lenders, terminate any Advance Payments or Withdrawals made pursuant to any Origination Agreement prior to the occurrence of an Early Amortisation Event;

      (iii) without the prior written consent of the Qualified Majority Lenders:

            (1) designate any Origination Agreement after the date hereof;

            (2) consent to the accession of any member of the Exide Europe Group as an "Originator" under any Origination Agreement after the date hereof; or

            (3) agree to the replacement of the Origination Agreements set out in items (ii) and (iv) of the definition of Origination Agreements by such other origination agreement or agreements as are necessary or advisable for the Receivables which are purchased from the French Originator to be purchased by a French fonds commun de creances and the Receivables which are purchased from the Italian Originator to be purchased by a company set up pursuant to Italian Law 130 of 30 April 1999.

         (iv)  without the prior written consent of the Majority Lenders:

                 (1) amend the definitions of Default Ratio, Dilution Ratio,
                     Loss to Liquidation Ratio, Programme Default Ratio, Programme Dilution Ratio or Programme Loss to Liquidation Ratio;

                 (2) amend the Early Amortisation Events to increase or decrease the maximum permitted Default Ratio, Dilution Ratio, Loss to Liquidation Ratio, Programme Default Ratio, Programme Dilution Ratio, Programme Loss to Liquidation Ratio;

                 (3) waive violations of the Default Ratio, the Dilution Ratio, the Programme Default Ratio or the Programme Dilution Ratio that exceed the maximum permitted levels for the Programme Default Ratio or the Programme Dilution Ratio (1) for more than two consecutive months or (2) by more than 10% (of such permitted percentage) for any time;

                 (4) waive a violation of the Loss to Liquidation Ratio or the
                     Programme Loss to Liquidation Ratio that exceeds the maximum permitted levels for the Programme Loss to Liquidation Ratio (1) for more than two consecutive months or (2) by more than 10% (of such maximum permitted level) for any time;

                 (5) waive any Early Amortisation Event other than those
                     described in subparagraphs (3) and (4) above; or

                 (6) amend the definition of Programme Reserves or that of any reserve forming part of the Programme Reserves.

     (d) The Agent does not make any representation or warranty or assume any responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Origination Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of the Origination Documents or any instrument or document furnished pursuant thereto, (ii) the value or collectability of any Purchased Receivables under any Origination Document, or (iii) the financial condition of the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any of their Affiliates or the performance or observance by the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any of their Affiliates of their respective obligations under the Origination Documents.

     (e) The Agent agrees that:

           (i) for so long as any amount payable by the Borrower hereunder is outstanding, it shall not resign from its role as Operating Agent under the Origination Documents unless:

                (1) it becomes unlawful in any applicable jurisdiction for the
                    Operating Agent to fulfil its role of Operating Agent; or

                (2) it has given notice of resignation to the other Finance
                    Parties and a successor Operating Agent satisfactory to the Majority Lenders has been appointed under the Origination Documents;

           (ii) the retiring Operating Agent shall, at its own cost, make available to the successor Operating Agent such documents and records and provide such assistance as the successor Operating Agent may reasonably request for the purpose of performing its functions as Operating Agent under the Origination Agreements.

22.4  Role of the Arranger

      Except as specifically provided in the Transaction Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Transaction Document.

22.5  No fiduciary duties

      (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

      (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

22.6  Business with the Group

      The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, Archimede or any member of the Exide Group.

22.7  Rights and discretions of the Agent

      (a)  The Agent may rely on:

           (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

           (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

           (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 19.1 (Non-payment)); and

           (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

      (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      (d) The Agent may act in relation to the Transaction Documents through its personnel and agents.

      (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Transaction Documents.

      (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

22.8  Majority Lenders' instructions

      (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

      (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

      (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

      (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

22.9  Responsibility for documentation

      Neither the Agent nor the Arranger:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any other person given in or in connection with any Transaction Document or the Information Memorandum; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document.

22.10 Exclusion of liability

      (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Transaction Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause.

      (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

22.11 Lenders' indemnity to the Agent

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Transaction Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Transaction Document).

22.12 Resignation of the Agent

      (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

      (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Qualified Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

      (c) If the Qualified Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

      (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      (e) The Agent's resignation notice shall only take effect upon the acceptance of appointment by a successor. Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain

      (f) entitled to the benefit of this Clause 22. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Borrower, the Qualified Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

22.13 Confidentiality

      (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

22.14 Relationship with the Lenders

      The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

22.15 Credit appraisal by the Lenders

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Transaction Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

      (a) the financial condition, status and nature of the Borrower, Archimede, the Originators, Exide Funding, Exide Europe, Exide Technologies or any Affiliate thereof;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

      (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

      (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document.

22.16 Reference Banks

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

22.17 Agent's Management Time

      Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 15 (Costs and expenses) and Clause 22.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

22.18 Deduction from amounts payable by the Agent

      If there is an amount then due and owing to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

24.   SHARING AMONG THE FINANCE PARTIES

24.1  Payments to Finance Parties

      If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Borrower other than in accordance with Clause 25 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 25 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 25.5 (Partial payments).

24.2  Redistribution of payments

      The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 25.5 (Partial payments).

24.3  Recovering Finance Party's rights

      (a) On a distribution by the Agent under Clause 24.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

24.4  Reversal of redistribution

      If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 24.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

      (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

24.5  Exceptions

      (a) This Clause 24 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

      (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:


          (i) it notified that other Finance Party of the legal or arbitration proceedings; and

          (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 10

                                 ADMINISTRATION

25.    PAYMENT MECHANICS

25.1   Payments to the Agent

       (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

       (b) Payments from the Borrower shall be made to such account in London with such bank as the Agent specifies and payments from each Lender shall be made to such account in London or New York with such bank as the Agent specifies.

25.2   Distributions by the Agent

       Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 25.3 (Distributions to the Borrower), Clause 25.4 (Clawback) and Clause 22.18 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

25.3   Distributions to the Borrower

       The Agent may (with the consent of the Borrower or in accordance with Clause 26 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

25.4   Clawback

       (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

       (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

25.5   Partial payments

       (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

            (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

            (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

            (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

       (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

       (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

25.6   No set-off by the Borrower

       All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless so determined by the Agent pursuant to sections 22.18 or 25.3 or by a Finance Party pursuant to Clause 26.

25.7   Business Days

       (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day.

       (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.8   Currency of account

       Except in respect of costs, expenses or Taxes which shall be paid in the currency in which the costs, expenses or Taxes are incurred, dollar is the currency of account and payment for any sum from the Borrower under any Finance Document.

25.9   Change of currency

       (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

            (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

       (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

26.    SET-OFF

       A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.    NOTICES

27.1   Communications in writing

       Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

27.2   Addresses

       The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

       (a)  in the case of the Borrower, that identified with its name below;

       (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

       (c)  in the case of the Agent, that identified with its name below,

       or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

27.3   Delivery

       (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (i)   if by way of fax, when received in legible form; or

            (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

            and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.

       (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

       (c)  All notices from or to the Borrower shall be sent through the Agent.

27.4   Notification of address and fax number

       Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 27.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

27.5   Electronic communication

       (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant
            Lender:

            (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

            (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

            (iii) notify each other of any change to their address or any other such information supplied by them.

       (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

27.6   English language

      (a) Any notice given under or in connection with any Finance Document must be in English.

       (b) All other documents provided under or in connection with any Finance Document must be:

            (i)  in English; or

            (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.    CALCULATIONS AND CERTIFICATES

28.1   Accounts

       In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

28.2   Certificates and Determinations

       Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3   Day count convention

       Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

29.    PARTIAL INVALIDITY

       If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31.    AMENDMENTS AND WAIVERS

31.1   Required consents

       (a) Subject to Clause 31.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

       (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

31.2   Exceptions

       (a) An amendment or waiver that has the effect of changing or which relates to:

            (i) the definition of "Majority Lenders", "Qualified Majority Lenders" or "Special Qualified Majority Lenders" in Clause 1.1 (Definitions);

            (ii) an extension to the date of payment of any amount under the Finance Documents;

            (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

            (iv)  an increase in or an extension of any Commitment;

            (v)   a change to the Borrower;

            (vi) any provision which expressly requires the consent of all the Lenders; or

            (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause
                  20 (Changes to the Lenders) or this Clause 31;

            shall not be made without the prior consent of all the Lenders.

       (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

32.    COUNTERPARTS

       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 11

                  LIMITED RECOURSE OBLIGATIONS OF THE BORROWER

33.    LIMITED RECOURSE AND NO PETITION

33.1   Limited Recourse

       Notwithstanding anything in the Finance Documents to the contrary, each of the Finance Parties hereby acknowledges and agrees to limit its recourse against the Borrower under the Finance Documents as follows:

       (a) all amounts payable or expressed to be payable by the Borrower on, under or in respect of its obligations and liabilities under the Finance Documents, including, without limitation, any payment obligations of the Borrower pursuant to the Finance Documents shall be recoverable only from and to the extent of:

            (i)   sums received in respect of the Charged Assets; and


            (ii) the proceeds of any realisation or enforcement of the Deed of Charge in accordance with the terms thereof;

       (b) each of the Finance Parties agrees that it will look solely to such sums and proceeds for payment of all amounts payable or expressed to be payable to it by the Borrower under the Finance Documents (provided that to the extent that no such sums or proceeds exist the Borrower shall not be liable to make payment of the aforementioned amounts); and

       (c) in addition, each of the Finance Parties hereby agrees that no amount owing by the Borrower under this Agreement shall constitute a claim against the Borrower unless the Borrower has received amounts in respect of the Charged Assets sufficient to pay such amounts. No recourse shall be had for the payment of any amount owing under the Finance Documents or claim against the Borrower arising out of or based upon the Finance Documents, against any member, equity holder, employee, officer, director, or affiliate thereof.

33.2   No Petition

       Notwithstanding anything in the Finance Documents to the contrary, each of the Finance Parties hereby agrees with the Borrower that it shall not take any steps to initiate or join any person in initiating any insolvency proceedings in relation to the Borrower or the appointment of any insolvency officer in connection to the initiation or conduct of insolvency proceedings in relation to the Borrower or in relation to the whole or any substantial part of the undertakings or assets of the Borrower.

33.3   Clause to survive termination

       The provisions of this Clause 33 shall survive termination of the Agreement.

                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

34.    GOVERNING LAW

       This Agreement is governed by English law.

35.    ENFORCEMENT

35.1   Jurisdiction of English courts

       (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

       (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

       (c) This Clause 35.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

35.2   Service of process

       Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

       (a) irrevocably appoints Clifford Secretaries Limited, 200 Aldersgate Street, London EC1A 4JJ as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

       (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

                                     Part I

                                  The Borrower


Name of Borrower                     Registration number (or equivalent, if any)

Batteries Funding Limited            355020

                                     Registered Office:

                                     West Block

                                     International Financial Services Centre

                                     Dublin 1

                                     Part II

                              The Original Lenders


Name of Original Lender                       Facility A        Facility B
                                              Commitment        Commitment

Citibank, N.A.                               $ 45,000,000      $ 20,000,000

Bank of America, N.A.                        $ 28,000,000      $  7,000,000

Bear, Stearns & Co. Inc                      $  7,000,000      $ 18,000,000

The CIT Group/Commercial Services Inc.       $ 20,000,000           N/A

BNP Paribas                                      N/A           $ 12,500,000

The Foothill Group, Inc.                     $ 10,000,000           N/A

Bank Espirito Santo, S.A.                        N/A           $  5,000,000

The Governor and Company of The                  N/A           $  5,000,000
Bank of Ireland

                                            -------------     ------------
Total                                        $110,000,000      $ 67,500,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                   Conditions precedent to initial Utilisation

1.   Obligors

     (a)  A copy of the constitutional documents of the Borrower.

     (b)  A copy of a resolution of the board of directors of the Borrower:

          (i) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

          (iii) authorising a director, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.

     (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

     (d) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

     (e) A certificate of a duly authorised officer of the Borrower setting out the names, home and business addresses, occupations and date of birth of the directors and secretary and such other information as any Bank may require to comply with the Criminal Justice Act, 1994 or other analogous legislation.

     (f)  A solvency certificate from the Borrower.

2.   Legal opinions

     (a) A legal opinion of Clifford Chance, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

     (g) A legal opinion of Arthur Cox, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.   Other documents and evidence

     (a) Evidence that any process agent referred to in Clause 35.2 (Service of process) has accepted its appointment.

     (h) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

     (i) Evidence that the fees, costs and expenses then due pursuant to Clause 11 (Fees) and Clause 15 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

     (j) All initial conditions precedents set out in each of the Origination Agreements have been met.

                                   SCHEDULE 3

                                    Requests

                               Utilisation Request

From:  Batteries Funding Limited

To:    Citibank, N.A., London Branch

Dated:

Dear Sirs

              Batteries Funding Limited - [.] Facilities Agreement
                           dated [.] (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to borrow a Loan on the following terms:


     Proposed Utilisation Date:             [      ] (or, if that is not a
                                            Business Day, the next Business Day)
     Facility to be utilised:               [Facility A]/[Facility B]*

     Currency of Loan:                      $

     Amount:                                [      ]

     Interest Period:                       [      ]

     Origination Agreement:                 [      ]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.   The proceeds of this Loan should be credited to [account].

5.   This Utilisation Request is irrevocable.

                                Yours faithfully

                       ---------------------------------
                       Director/Duly authorised agent of
                               [name of Borrower]

.. delete as appropriate

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Financial Services Authority (or, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent by reference to the Agent's own Additional Cost Rate and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage determined by the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                           E x 0.01
                           -------- per cent. per annum.
                              300

     Where:

     E is the rate of charge payable by the Agent to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Agent as being the average of the Fee Tariffs applicable to the Agent) and expressed in pounds per (pound)1,000,000 of the Tariff Base of the Agent.

5.   For the purposes of this Schedule:

     (a) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (b) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (c) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender.

7. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

8. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATES

                                     Part I

To:    Citibank, N.A., London Branch as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:
              Batteries Funding Limited - [.] Facilities Agreement

                           dated [.] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 20.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 20.5 (Procedure for transfer).

     (d)  The proposed Transfer Date is [   ].

     (e) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 27.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 20.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]

   [Facility Office address, fax number and attention details for notices and account details for payments,]

     [Existing Lender]                       [New Lender]

     By:                                     By:

     This Transfer Certificate is accepted by the Agent and the Transfer Date is
     confirmed as [    ].

     [Agent]

     By:

                                    Part II
                         LMA Transfer Certificate (Par)

BANK:
                                                                           Date:
TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the "Sale Agreement") evidenced by the Confirmation dated between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

     (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

     (ii)  the terms and conditions annexed hereto; and

     (iii) the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank                                The Transferee
[              ]                        [            ]
By:                                     By:

                                  The Schedule

Credit Agreement Details:

Borrower(s):                            ___________________________________
Credit Agreement Dated                  ___________________________________
Guarantor(s):                           ___________________________________
Agent Bank:                             ___________________________________
Security:                               [_] No     [_]Yes (specify) ____________

Total Facility Amount:                  ___________________________________
Governing Law:                          ___________________________________
Additional Information:                 ___________________________________

Transfer Details:
Name of Tranche Facility:               _________________    ______________
Nature (Revolving, Term, Acceptances
    Guarantee/Letter of Credit, Other): _________________    ______________
Final Maturity:                         _________________    ______________
Participation Transferred

Commitment transferred/1/               _________________    ______________
    Drawn Amount (details below):/1/    _________________    ______________
    Undrawn Amount:/1/                  _________________    ______________

Settlement Date:                        _________________

Details of outstanding Credits/1/

    Specify in respect of each Credit:  _________________

    Transferred Portion (amount):       _________________

    Tranche/Facility:                   _________________
    Nature:                             [-] Term   [_] Revolver  [_] Acceptance
                                        [_] Guarantee/Letter of Credit
                                        [_] Other (specify) _______________

    [_] Details of other Credits are set out on the attached sheet

Administration Details
Bank's Receiving Account:               _________________________
Transferee's Receiving Account:         _________________________

Addresses
Bank                                    Transferee
[        ]                              [         ]
Address:                                Address:
Telephone:                              Telephone:
Facsimile:                              Facsimile:
Telex:                                  Telex:
Attn/Ref:                               Attn/Ref:

/1/  As at the date of the Transfer Certificate

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "Transfer Certificate") to which they are annexed.

1.   Interpretation

     In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.   Transfer

     The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.   Effectiveness of Transfer

     The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.   Transferee's Undertaking

     The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.   Payments

5.1  Place

     All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2    Funds

       Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.     The Agent

       The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.     Assignment of Rights

       The Transfer Certificate shall be binding upon and ensure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.     Counterparts

       This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.     Governing Law and Jurisdiction

       The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

       Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 6

                     LMA FORM OF CONFIDENTIALITY UNDERTAKING

                  [Letterhead of Seller/Seller's agent/broker]

To:
============================================
                                             [insert name of Potential
                                             Purchaser/Purchaser's agent/broker]


============================================


Re:   The Agreement

============================================
 Borrower:  Batteries Funding Limited

 Date:      May 2002

 Amount:    $177,500,000

 Agent:     Citibank, N.A., London Branch


============================================


Dear Sirs

We understand that you are considering [acquiring]/a/[arranging the acquisition of]/b/ an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)]/c/ below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of the Borrower or any member of the Exide Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.     Permitted Disclosure We agree that you may disclose Confidential
       Information:


/a/    delete if addressee is acting as broker or agent.

/b/    delete if addressee is acting as principal.

/c/    delete as applicable.

       (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

       [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

       [(b/c)]/c/  subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Exide Group so long as that person has delivered a letter to you in equivalent form to this letter; and

       [(c/d)]/c/  (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or
                   (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)]/c/ or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]/c/ above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

       (a) neither we, [nor our principal]/d/, nor the Borrower, nor any member of the Exide Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

       (b) we [or our principal]/d/ or the Borrower or members of the Exide Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]d the Borrower and each member of the Exide Group.

10.    Third party rights

       (a) Subject to paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties)

/d/ delete if letter is sent out by the Seller rather than the Seller's broker or agent.

              Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

       (b) The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

       (c) The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

       "Confidential Information" means any information relating to the Borrower, the Exide Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that
       (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Borrower or the Exide Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

       "Exide Group" means Exide Technologies and all its Subsidiaries (as defined in the Agreement);

       "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]/b/ considering and evaluating whether to enter into the Acquisition; and

       "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

       Please acknowledge your agreement to the above by signing and returning the enclosed copy.

       Yours faithfully

       ... ....................

       For and on behalf of

       [Seller/Seller's agent/broker]

       To:     [Seller]
               [Seller's agent/broker]
               The Borrower
               Exide Technologies



       We acknowledge and agree to the above:

       ... .......................

       For and on behalf of

       [Potential Purchaser/Purchaser's agent/broker]

                                   SCHEDULE 7

                                   TIMETABLES

                                                            Loans in dollars

Delivery of a duly completed Utilisation                          U-2

Request (Clause 5.1 (Delivery of a Utilisation                 12.00 noon

Request)

Agent notifies the Lenders of the Loan in                         U-2
accordance with Clause 5.4 (Lenders'                            3.00pm
participation)

LIBOR is fixed                                    Quotation Day as of 11:00 a.m.
                                                  London time


"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   Schedule 8

                             APPLICATION OF PAYMENTS

The Borrower shall, prior to its receiving notice pursuant to Clause 19.11 of the Agreement following the occurrence of an Event of Default, apply or cause to be applied all amounts received by it under the Origination Documents to which it is a party and otherwise in respect of the Charged Assets in the following order of priority (to the extent not otherwise paid (whether pursuant to any Fees Letter or otherwise)):

(a)    prior to Termination Date:

       (i) first, to the payment, pari passu, of the fees and expenses due to the Finance Parties under this Agreement, the Swap Counterparty under the Currency Exchange Agreement and the Administrator under the Administration Agreement;

       (ii) second, to the payment, pari passu, of (1) interest on the Loans due but unpaid under this Agreement and (2) scheduled payments due under the Currency Exchange Agreement;

       (iii) third, to the payment of the purchase price of the Receivables acquired by the Borrower pursuant to the Origination Documents to which it is a party;

       (iv) fourth, to the prepayment (if any) of any Loan in the manner set out in Clause 7.1 of this Agreement;

       (v) fifth, to the prepayment (if any) of the Loans in the manner set out in Clause 7.2 and 7.3 of this Agreement;

       (vi) sixth, to the payment, pari passu, of any increased costs, termination costs, indemnity or gross up payments due under this Agreement and the Currency Exchange Agreement;

       (vii) seventh, to the payment of any third party costs which are due (to the extent not otherwise paid);

       (viii) eighth, to the cash collateralisation of reserves and the payment of deferred consideration to Exide Funding, Archimede, the UK Originators, the Spanish Originators and the German Originators under or pursuant to the Origination Documents to which the Borrower is a party, and

(b)    on and following the Termination Date:

       (i) first, to the payment, pari passu, of the fees and expenses due to the Finance Parties under this Agreement, the Swap Counterparty under the Currency Exchange Agreement and the Administrator under the Administration Agreement;

       (ii) second, to the payment, pari passu, of (1) interest on the Loans due but unpaid under this Agreement and (2) scheduled payments due under the Currency Exchange Agreement;

       (iii) third, to the repayment of the Loans in the manner set out in Clause 7.4 of this Agreement;

       (iv) fourth, to the payment, pari passu, of any increased costs, termination costs, indemnity or gross up payments due under this Agreement and the Currency Exchange Agreement;

       (v) fifth, to the payment of any third party costs which are due (to the extent not otherwise paid);

       (vi) sixth, after all amounts have been paid in full under this Agreement, the Currency Exchange Agreement and the Administration Agreement and all cost, fee and expenses owing by the Borrower have been paid in full, to the payment of deferred consideration to Exide Funding, Archimede, the UK Originators, the Spanish Originators and the German Originators under or pursuant to the Origination Documents to which it is a party.

                                   SIGNATURES

THE BORROWER

BATTERIES FUNDING LIMITED

By:

Address:     West Block
             International Financial Services Centre
             Dublin 1

Tel:         + 353 1 874 0777
Fax:         + 353 1 874 3050
Attention:   The Directors

THE ARRANGER

CITIBANK, N.A., LONDON BRANCH

By:

Address:     Citicorp Centre
             33 Canada Square
             5/th/ Floor
             Canary Wharf
             London E14 5LB

Tel:         + 44 (0)207 986 4746
Fax:         + 44 (0)207 986 4705
Attention:   Ruiynton Dinshaw
Email:       ruiynton.dinshaw@citi.com

THE AGENT

CITIBANK, N.A., LONDON BRANCH

By:

Address:     Citicorp Centre
             33 Canada Square
             5/th/ Floor
             Canary Wharf
             London E14 5LB

Tel:         + 44 (0)207 986 4758
Fax:         + 44 (0)207 986 4705
Attention:   Nigel Kilvington/Charles Prowse
Email:       nigel.kilvington@citi.com/
             charles.prowse@citi.com

THE ORIGINAL LENDERS

CITIBANK, N.A., LONDON BRANCH

By:

Address:     Citicorp Centre
             33 Canada Square
             5/th/ Floor
             Canary Wharf
             London E14 5LB

Tel:         + 44 (0)207 986 4746
Fax:         + 44 (0)207 986 4705
Attention:   Nigel Kilvington/Charles Prowse
Email:       nigel.kilvington@citi.com/
             charles.prowse@citi.com

BANK ESPIRITO SANTO, S.A.

By:

Address:     33 Queen Street
             London  EC4R 1ES

Tel:         + 44 (0)207 3324325
Fax:         + 44 (0)207 3324340
Attention:   Mark Lewis
Email:       mark.lewis@bescl.co.uk

BNP PARIBAS

By:

Address:     41 rue Baudin
             92300 Levallois-Perret

Tel:         +33 (1) 4089 8316/23/30
Fax:         +33 (1) 4758 0913/+33 (1) 4089 8309
Attention:   Gerard Metzger/Charlotte Lapalus/Anne-Marie Rodrigo
Email:       gerard.metzger@bnpparibas.com
             charlotte.lapalus@bnpparipas.com
             anne-marie.rodrigo@bnpparipas.com

BANK OF AMERICA, N.A.

By:

Address:     New Broad Street House
             35 New Broad Street
             London EC2M 1NH

Tel:         +44 (0)207 809 5806
Fax:         +44 (0)207 809 5873
Attention:   Heather Jones
Email:       heather.l.jones@bankofamerica.com

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:

Address:     P O Box 2386
             La Touche House
             Custom House Docks IFSC
             Dublin 2

Tel:         + 3531 611 5338
Fax:         + 353 1829 0129
Attention:   Niam O'Flynn
Email:       niamh.o'flynn@boi.ie

BEAR, STEARNS & CO. INC.

By:

Address:     383 Madison Avenue, 8/th/ Floor
             New York, New York 10179

Tel:         + 212 272 6161
Fax:         + 212 272 8079
Attention:   Jennifer Herskowitz
Email:       jherskowitz@bear.com

THE CIT GROUP/COMMERCIAL SERVICES INC.

By:

Address:     1211 Avenue of the Americas
             New York
             New York 10036

Tel:         +212 382 7273
Fax:         +212 382 7229
Attention:   Sam Macrillo

Email:       sam.macrillo@cit.com

THE FOOTHILL GROUP, INC.

By:

Address:     2450 Colorado Avenue
             Suite 3000
             West Santa Monica
             CA 90404

Tel:         +310 453 7388/7387
Fax:         +310 453 7472
Attention:   Nikhil Aggarwal/Elisabeth Eipe
Email:       nikhila@foothillcapial.com
             Lize@foothillcapital.com